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  EXHIBIT 99-11

                       Jones & Blouch L.L.P.
                 1025 THOMAS JEFFERSON STREET, N.W.
                       WASHINGTON, D.C. 20007
                           (202) 965-8110





                                        December 13, 1995



  The Board of Directors
  The Manufacturers Life Insurance
      Company of America
  500 N. Woodward Avenue
  Bloomfield Hills, MI 48304


  Dear Sirs:

      We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in post-effective amendment No. 19 to the registration statement on Form S-6 of Separate Account Four of The Manufacturers Life Insurance company of America, File No. 33-13774, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                        Very truly yours,

                                        Jones & Blouch L.L.P.

                                        Jones & Blouch L.L.P.